UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2026

CAMP4 THERAPEUTICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-42365	81-1152476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Building 1400 West, 3rd Floor Cambridge, MA		02139
(Address of principal executive offices)		(Zip Code)
(Registrant’s telephone number, including area code): (617) 651-8867
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CAMP	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
As previously disclosed in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 10, 2025, CAMP4 Therapeutics Corporation (the “Company”) entered into a Securities Purchase Agreement, dated September 9, 2025 (the “Original Agreement”), with certain accredited investors named therein (each, an “Investor” and collectively, the “Investors”), pursuant to which the Company agreed to sell to the Investors, in up to two closings in a private placement transaction (the “Private Placement”), up to an aggregate of 65,442,344 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) or, in lieu of Common Stock to certain Investors, pre-funded warrants to purchase shares of Common Stock (the “Warrant Shares” and, together with the Shares, the “Securities”).
The initial closing of the Private Placement (the “Initial Closing”) occurred on September 11, 2025. At the Initial Closing, the Company issued and sold 26,681,053 Shares at a purchase price of $1.53 per Share (the “Share Price”) and, in lieu of Common Stock to certain Investors, pre-funded warrants to purchase 6,003,758 Warrant Shares at a purchase price of $1.5299 per pre-funded warrant (the “Pre-Funded Warrant Price”). In addition, the Company also issued and sold to certain members of management, including the Company’s Chief Executive Officer, Josh Mandel-Brehm, the Company’s Chief Financial Officer, Kelly Gold, the Company’s Chief Medical Officer, Yuri Maricich, M.D., and the Company’s co-founders, Richard Young, Ph.D., who also serves as a director on the Company’s Board of Directors (the “Board”), and Leonard Zon, M.D., who serves as a Board observer, an additional 36,361 Shares at a purchase price of $1.65 per share. The Initial Closing resulted in aggregate gross proceeds to the Company of approximately $50.1 million, before deducting placement agent fees and other expenses.
In July 2026, the Company announced that it had received clearance from Australia’s Therapeutic Goods Administration and the local Human Research Ethics Committee to initiate the Company’s Phase 1/2 clinical trial of CMP-002, the Company’s investigational product candidate for the treatment of SYNGAP1-related disorder, which clearance satisfied the CTA Milestone (as defined in the Original Agreement). The Company also received a Price Threshold Waiver (as defined in the Original Agreement), and as a result, the Second Closing Trigger (as defined in the Original Agreement) was satisfied.
On August 3, 2026, the Company and certain of the Investors entered into an amendment to the Original Agreement (the “Amendment” and, together with the Original Agreement, the “Purchase Agreement”) to update certain provisions of the Purchase Agreement related to the mechanics of the second closing (the “Second Closing”) of the Private Placement. At the Second Closing, which occurred on August 3, 2026, the Company issued and sold 10,756,498 Shares at the Share Price and 21,925,368 Warrant Shares at the Pre-Funded Warrant Price. In addition, the Company issued and sold to certain members of management, including Mr. Mandel-Brehm, Ms. Gold and Dr. Maricich, and the Company’s co-founders Dr. Young and Dr. Zon, an additional 39,306 Shares at a purchase price of $1.65 per share. The Second Closing resulted in aggregate gross proceeds to the Company of approximately $50.1 million, before deducting placement agent fees and other expenses.
The pre-funded warrants have an exercise price of $0.0001 per Warrant Share, subject to customary adjustments, and are exercisable at any time after original issuance and will not expire until exercised in full. The pre-funded warrants are also exercisable on a net exercise “cashless” basis. The pre-funded warrants may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the holder thereof immediately following such exercise would exceed a specified beneficial ownership limitation, not to exceed 19.99%.
The Securities issued in the Second Closing are subject to the Registration Rights Agreement, dated September 9, 2025, previously entered into in connection with the Original Agreement and disclosed by the Company in a Current Report on Form 8-K filed with the Commission on September 10, 2025.
The foregoing summaries of the pre-funded warrants and of the Amendment do not purport to be complete and are qualified in their entirety by reference to the complete text of the form of pre-funded warrant, which was previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on September 10,

2025, and to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, each of which is incorporated by reference herein.
Item 3.02 Unregistered Sales of Equity Securities.
The disclosure regarding the Securities issued and sold under the Purchase Agreement set forth under Item 1.01 of this report is incorporated by reference under this Item 3.02.
The Securities issued in the Second Closing have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Company is relying on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof. Each Investor provided representations appropriate for a private placement of securities. Restrictive legends are affixed to the Securities issued in the Second Closing.
Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.
Item 7.01 Regulation FD Disclosure.
On August 4, 2026, the Company issued a press release announcing the Second Closing. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.
The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of pre-funded warrant (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on September 10, 2025).

10.1	Amendment to the Securities Purchase Agreement, dated August 3, 2026, by and among the CAMP4 Therapeutics Corporation and certain investors named therein.

10.2	Registration Rights Agreement, dated September 9, 2025, by and among the Company and the Investors (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on September 10, 2025).

99.1	Press release issued by CAMP4 Therapeutics Corporation on August 4, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMP4 THERAPEUTICS CORPORATION

	By:	/s/ Josh Mandel-Brehm
Name: Josh Mandel-Brehm
Title: President and Chief Executive Officer

Date: August 4, 2026